UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2023 (January 4, 2023)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension Albany, New York	12205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 218-2550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNLH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2023, the Compensation Committee (the “Committee) of the Board of Directors (the “Board”) of Soluna Holdings, Inc. (the “Company”) approved the recommendation to the Board of Directors, who in turn approved the certification of Jessica Thomas as Chief Accounting Officer of the Company. Ms. Thomas was formerly the Company’s Chief Financial Officer, and effective after her resignation on August 16, 2022, was retained in a consulting role as Acting Chief Accounting Officer of the Company, and has been officially certified to the role of Chief Accounting Officer effective the Board’s approval on January 4, 2023. Ms. Thomas’s salary has remained unchanged from her previous compensation from when she was Chief Financial Officer. In her role of Chief Accounting Officer of the Company, Ms. Thomas shall be empowered to oversee the Company’s ledger and financial accounts, cost controls, and other financial reporting and auditing functions. The Chief Accounting Officer shall report to the Chief Financial Officer in reporting on financial operations and analyzing the impact that important business decisions will have on the Company’s finances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2023	SOLUNA HOLDINGS, INC.

	By:	/s/ Philip Patman, Jr.
	Name:	Philip Patman, Jr.
	Title:	Chief Financial Officer

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